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                                                                      EXHIBIT 99



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PRESS RELEASE         PRESS RELEASE        PRESS RELEASE        PRESS RELEASE
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GLOBAL PREFERRED HOLDINGS, INC.                          FOR IMMEDIATE RELEASE

CONTACT:  Bradley Barks                                  PHONE: 770/248-3531
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                    GLOBAL PREFERRED HOLDINGS, INC. ANNOUNCES
                             SECOND QUARTER RESULTS

ATLANTA August 14, 2002 - Global Preferred Holdings, Inc. announced that net income declined 43% to $823,000, or $0.20 per share for the quarter ended June 30, 2002 from $1.4 million, or $0.35 per share in the same period a year ago. The decline in net income is primarily associated with increased claims and expenses as compared to the previous reporting period. Revenues for the quarter increased 6% to $8.3 million from $7.8 million a year ago.

         Revenue growth continued to be driven by the amendments to certain of Global Preferred's reinsurance agreements with Western Reserve Life Assurance Co. of Ohio, which were effective as of January 1, 2002. The primary cause of the drop in net income was an increase in mortality benefits, which were about 10% higher than pricing assumptions during the quarter. This contrasted sharply from historical experience of Global Preferred. Comparatively, the experience in second quarter of 2001 was 45% lower than pricing assumptions. The Company believes that the increase in mortality benefits is attributable to normal fluctuations in mortality claims and is not indicative of a trend. Also contributing to the decline in net income were total consolidated net operating expenses which increased to $695,000 for the second quarter of 2002 compared to $362,000 for the same period in 2001. The increase in operating expenses was primarily due to higher salary and employee-related expenses associated with increased


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staffing to support Global Preferred's increased business activities and expansion opportunities, consulting fees and business insurance expense, and were partially offset by lower state franchise taxes.

ABOUT GLOBAL PREFERRED HOLDINGS, INC.

         Global Preferred Holdings, Inc., whose executive offices are located in Duluth, Georgia, is the parent of Global Preferred Re Limited, a Bermuda life reinsurer. As of June 30, 2002, Global Preferred Re reinsured over 331,000 life insurance policies, riders and annuity contracts which accounted for life insurance policies with an aggregate face value of approximately $9.0 billion and aggregate annuity contract benefits of approximately $259 million.

         The variable universal life and annuity policies Global Preferred reinsures, which are underwritten and issued by various life insurance companies, are the result of the sales and marketing efforts of agents associated with World Financial Group, Inc. World Financial Group is an independent marketing organization that is an indirect subsidiary of AEGON USA, Inc.

         Western Reserve Life Assurance Co. of Ohio is also a subsidiary of AEGON USA, Inc. They underwrite and issue variable universal life and annuity policies which accounted for 91% of Global Preferred's reinsurance premiums and reinsured policy revenues as of June 30, 2002.

FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements." Additionally, any written or oral statements made by us or on our behalf may include forward-looking statements that reflect our current views with respect to future events and financial performance. Such forward-looking statements are made pursuant to the "safe-harbor" provisions of the

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Private Securities Litigation Reform Act of 1995 and Section 27A of the
Securities Act of 1933. These statements may include, but are not limited to statements relating to reinsurance revenues, gross profits, cash flows and net income in future periods. Such statements often include the words "believes," "expects," "assumes," "predicts," "continue," "potential," "should," "could," "can," "may," "will," "proposes," "anticipates," "intends," "plans," "estimates," "projects," and variations or negations of such expressions or similar expressions. When we make forward-looking statements, we are basing them on our management's beliefs and assumptions, using information currently available to us.

Because such forward-looking statements involve risks, both known and unknown, and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including but not limited to:

- Successful completion by Global Preferred of the initial public offering of its common stock;
- A decrease in the level of demand for our reinsurance business, or increased competition in the industry;
-        Extent to which we are able to develop new reinsurance programs;
-        Adverse reinsurance experience, including death claims and surrenders;
-        Estimates of reserves;
-        Assumptions used in accounting for deferred acquisition costs;
-        Negotiation of reinsurance agreements;
-        Our cash requirements;
-        Availability of capital on acceptable terms;
- The passage of federal or state legislation subjecting our business to additional supervision or regulation, including additional tax regulation, in the United States or other jurisdictions in which we operate; and
- Changes in economic conditions, including interest rate conditions, which could affect our investment portfolio.

These forward-looking statements are subject to change and uncertainty that are beyond our control and have been made based upon our expectations and beliefs concerning future developments and their potential effect on our business. We cannot assure you that future developments will be in accordance with our expectations or that the effect of future developments will be those we anticipate. Actual results could differ materially from those we expect, depending upon the outcome of certain factors, including those described in the forward-looking statements. We caution readers not to place undue reliance on these forward-looking statements, which speak only as of their dates. We have described some important factors that could cause our actual results to differ materially from our expectations in "Factors that may Affect Future Results of Operations" included in our Annual Report on Form 10-K, as amended. You should carefully review these risks and additional risks described in other documents we file from time to time with the Securities and Exchange Commission, including quarterly reports on the Form 10-Q. Except as otherwise required by federal securities laws, we


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undertake no obligation to publicly update or revise any
forward-looking statements, whether as a result of new information, future events or otherwise.

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                         GLOBAL PREFERRED HOLDINGS, INC.

                           CONSOLIDATED BALANCE SHEETS

                                                                                    DECEMBER 31,           JUNE 30,
                                                                                       2001                 2002
                                                                                   -------------         ------------
                                Assets                                                                    (Unaudited)

Fixed maturity securities - available for sale (amortized cost of
   $11,840,749 and $10,893,954 for 2001 and 2002, respectively) ...........        $ 12,214,279         $ 11,322,790
Cash and cash equivalents .................................................           8,062,110            4,444,797
Investment income due and accrued .........................................             172,055              145,074
Reinsurance balances receivable ...........................................           2,842,908            1,882,520
Reinsured policy loans ....................................................           1,013,629            1,125,917
Deferred acquisition costs ................................................          42,800,269           53,088,021
Prepaid expenses ..........................................................             659,538            2,400,194
Current income tax recoverable ............................................                  --              178,355
Fixed assets (net of accumulated depreciation of $147,750 and
   $163,942 for 2001 and 2002, respectively) ..............................              88,114              108,366
                                                                                   ------------         ------------
         Total assets .....................................................        $ 67,852,902         $ 74,696,034
                                                                                   ============         ============
                 Liabilities and Stockholders' Equity
Liabilities:
   Future policy benefits .................................................        $ 11,911,532         $ 15,242,756
   Reinsurance balances payable ...........................................             188,818              740,701
   Accrued expenses and accounts payable ..................................             544,683              876,874
   Accrued interest payable ...............................................             158,219              156,678
   Current income tax payable .............................................             413,299                   --
   Long term debt .........................................................           5,000,000            5,000,000
   Deferred tax liability .................................................           7,667,767            8,698,710
                                                                                   ------------         ------------
         Total liabilities ................................................          25,884,318           30,715,719
                                                                                   ------------         ------------
Stockholders' equity:
   Preferred stock, par value $2.00, 10,000,000 shares authorized; Series A
     Preferred Stock, 1,000,000 shares authorized; 266,047
     shares issued for 2001 and no shares issued for 2002 .................             532,094                   --
   Common stock, par value $.001, 50,000,000 shares authorized;
     3,750,000 shares and 4,149,074 shares issued for 2001 and 2002,
     respectively .........................................................               3,750                4,149
   Additional paid-in capital .............................................          22,794,331           23,326,026
   Accumulated other comprehensive income .................................             246,531              283,035
   Retained earnings ......................................................          18,441,145           20,416,372
   Treasury stock, at cost (7,390 shares for 2001 and 2002,
     respectively) ........................................................             (49,267)             (49,267)
                                                                                   ------------         ------------
         Total stockholders' equity .......................................          41,968,584           43,980,315
                                                                                   ------------         ------------
Total liabilities and stockholders' equity ................................        $ 67,852,902         $ 74,696,034
                                                                                   ============         ============



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GLOBAL PREFERRED HOLDINGS, INC.

Consolidated Statements of Income


                                                                   (UNAUDITED)

                                                                 THREE MONTHS ENDED                     SIX MONTHS ENDED
                                                                     JUNE 30,                                JUNE 30,
                                                          -------------------------------         ---------------------------------
                                                             2001                2002                2001                 2002
                                                          -----------         -----------         ------------         ------------
Revenues:
   Premiums ......................................        $ 4,796,161         $ 4,532,290         $  9,452,080         $  9,089,700
   Reinsured policy revenues .....................          2,806,558           3,559,193            5,746,902            7,154,943
   Net investment income .........................            205,705             188,030              367,032              402,381

   Net realized gain on investments ..............                 --                (649)               5,634                7,338
                                                          -----------         -----------         ------------         ------------
     Total revenue ...............................          7,808,424           8,278,864           15,571,648           16,654,362

Benefits and expenses:
   Benefits, claims and settlement expenses ......          1,582,738           2,638,067            3,085,477            4,671,831
   Change in future policy benefits ..............            547,936             410,664            1,191,496              857,677
   Reinsurance expense allowances, net ...........          2,154,575           2,124,752            4,250,411            4,334,456
   Amortization of deferred acquisition
     costs .......................................            876,760           1,071,799            1,879,098            2,190,504
   Operating expenses ............................            361,819             694,751              839,354            1,421,455
   Interest expense ..............................             93,493              96,904              189,104              191,075
                                                          -----------         -----------         ------------         ------------
     Total benefits and expenses .................          5,617,321           7,036,937           11,434,940           13,666,998
                                                          -----------         -----------         ------------         ------------
     Income before income tax ....................          2,191,103           1,241,927            4,136,708            2,987,364
   Income tax expense ............................           (742,852)           (418,688)          (1,397,220)          (1,012,137)
                                                          -----------         -----------         ------------         ------------
     Net income ..................................          1,448,251             823,239            2,739,488            1,975,227
                                                          -----------         -----------         ------------         ------------

   Preferred dividends ...........................             68,881                  --              137,762                   --
                                                          -----------         -----------         ------------         ------------
     Net income available to common
      shareholders ...............................        $ 1,379,370         $   823,239         $  2,601,726         $  1,975,227
                                                          ===========         ===========         ============         ============

Basic earnings per share .........................        $      0.37         $      0.20         $       0.69         $       0.48
                                                          ===========         ===========         ============         ============

Diluted earnings per share .......................        $      0.35         $      0.20         $       0.66         $       0.48
                                                          ===========         ===========         ============         ============

Weighted-average common shares outstanding .......          3,742,610           4,141,684            3,742,610            4,141,684
                                                          ===========         ===========         ============         ============

Total weighted-average common and common
   equivalent shares outstanding .................          4,141,684           4,141,684            4,141,684            4,141,684
                                                          ===========         ===========         ============         ============